CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 (except with respect to the matter discussed in Note 16, as to which the date is June 10, 1997), included in H.T.E., Inc.'s Form S-1 (File No. 333-22637) and to all references to our Firm included in this registration statement.

Orlando, Florida

February 20, 1998                          /s/ Arthur Andersen LLP